EXHIBIT 10.3

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT is made as of August 15, 2008, by and between EMERGENT BIODEFENSE OPERATIONS LANSING INC., a Michigan corporation, of Lansing, Michigan ("Borrower"), and FIFTH THIRD BANK, a Michigan banking corporation, having an office in Grand Rapids, Michigan ("Lender").

Borrower and Lender are parties to a Loan Agreement dated June 8, 2007, under which Lender extended to Borrower a revolving line of credit ("Agreement"). They want to amend the Agreement.

Borrower and Lender agree as follows:

1.         Section 1 of the Agreement is amended, effectively immediately, by adding to it the following definitions:

“Credit Termination Date” means June 1, 2009.

“Letter of Credit” has the meaning specified in Section 3.1 of this Agreement.

“Letter of Credit Commitment” means $1,000,000.

2.         Effective immediately, Section 3 of the Agreement is amended in its entirety to read as follows:

SECTION 3. REVOLVING LINE OF CREDIT.

3.1       Subject to satisfaction of the conditions precedent set forth in Section 10 of this Agreement, and as long as there shall not have occurred a Default or Event of Default, Lender shall extend to Borrower from time to time loans (“Revolving Credit Loans”) and shall issue Letters of Credit for the account of Borrower (“Letters of Credit”), in amounts that shall not at any time in the aggregate, for all Revolving Credit Loans and Letters of Credit outstanding at any time, exceed the Revolving Credit Commitment.

3.2       If the aggregate principal amount of the Revolving Credit Loans and Letters of Credit outstanding at any time exceeds the Revolving Credit Commitment, then Borrower shall immediately take whatever action is required to eliminate the excess.

3.3       If the aggregate principal amount of Letters of Credit outstanding at any time exceeds the Letter of Credit Commitment, then Borrower shall immediately take whatever action is required to eliminate the excess.

1564958

3.4       All Revolving Credit Loans shall be evidenced by and payable with interest in accordance with the terms of the promissory note in the form of Schedule One (“Revolving Credit Note”), which Borrower shall sign and deliver to Lender.

3.5       Each Revolving Credit Loan shall be made upon Borrower’s request, subject to the requirements of this Section 3.

3.6       Borrower shall have the right to prepay all Revolving Credit Loans, in whole or in part, at any time without penalty. Borrower may reborrow amounts that it prepays, subject to the other provisions of this Agreement.

3.7       Unless it is sooner terminated under Section 9 of this Agreement or Lender extends it in writing, Lender’s obligation to make or to renew Revolving Credit Loans and to issue Letters of Credit shall expire on the Credit Termination Date. If Lender extends it, then Lender’s obligation to make or to renew Revolving Credit Loans and to issue Letters of Credit shall expire on the date stated in the extension. If Lender’s obligation to make or to renew Revolving Credit Loans and to issue Letters of Credit expires, then the aggregate unpaid principal balance of all outstanding Revolving Credit Loans, together with all interest accrued on them, shall be payable in full on the expiration date.

3.8       Each Letter of Credit shall be issued by Lender only in accordance with, and subject to the limitations set forth in, this Section 3.8.

(a)       Lender shall not be obligated to issue a Letter of Credit if the sum of the amount of the Letter of Credit, all other outstanding Letters of Credit and all outstanding Revolving Credit Loans would exceed the Revolving Credit Commitment.

(b)       Lender shall not be obligated to issue a Letter of Credit if the sum of the amount of the Letter of Credit and the aggregate principal amount of all then-outstanding Revolving Credit Loans and Letters of Credit would exceed the Letter of Credit Commitment.

(c)       Lender shall not issue a Letter of Credit that has an expiration date later than 364 days after the Credit Termination Date.

(d)       No later than 10:00 a.m. (Grand Rapids, Michigan time) on the third (3rd) business day before the proposed date of issuance of a Letter of Credit, Borrower shall deliver to Lender (1) if the Letter of Credit is to be a standby letter of credit, Lender’s standard standby letter of credit application, (2) if the Letter of Credit is to be a commercial letter of credit, Lender’s standard commercial letter of credit application and (3) in either case, Lender’s standard letter of credit reimbursement agreement (“Reimbursement Agreement”), in each case properly completed and signed by Borrower.

(e)       As and when required by the applicable Reimbursement Agreement, Borrower shall reimburse to Lender the amount of each drawing made pursuant to a Letter of Credit (“Reimbursement Payment”). If Borrower fails at any time to make a Reimbursement Payment, then Borrower shall, without notice, be deemed to have elected to have borrowed a Revolving Credit Loan from Lender in the amount of the Reimbursement Payment, as of the date of the drawing. Each of such Revolving Credit Loans shall bear interest at the rate of interest provided in Revolving Credit Note.

(f)        For each Letter of Credit issued, Borrowers shall pay to Lender the fees provided for in the applicable Reimbursement Agreement.

3.         Effective immediately, Section 7 of the Agreement is amended in its entirety to read as follows:

Borrower shall use the proceeds of the Revolving Credit Loans to pay existing indebtedness, to finance Lender’s issuance of Letters of Credit on behalf of Borrower and for working capital.

4.         Effective immediately, each reference in the Agreement, as amended, to “Revolving Credit Note” shall be considered to refer to the Revolving Credit Note executed and delivered by Borrower on or about the date of this Amendment, in the form attached to this Amendment as Schedule One.

5.         Simultaneously with the execution and delivery of this Amendment, Borrower shall pay to Lender a fee in the amount of $500.

6.         Except as expressly amended by this Amendment, all of the provisions of the Agreement are ratified and confirmed.

Borrower and Lender have signed this Amendment to Loan Agreement as of the date specified above.

EMERGENT BIODEFENSE
OPERATIONS LANSING INC.

By: /s/R. Don Elsey

Its Treasurer

FIFTH THIRD BANK

By /s/Leo Tierney

Its Vice President

SCHEDULE ONE

REVOLVING CREDIT NOTE

Lansing, Michigan
$15,000,000	August 15, 2008

FOR VALUE RECEIVED, the undersigned EMERGENT BIODEFENSE OPERATIONS LANSING INC., a Michigan corporation, of Lansing, Michigan (“Borrower”), promises to pay to the order of FIFTH THIRD BANK, a Michigan banking corporation, (“Lender”), at its office in Grand Rapids, Michigan, or at any other place that the holder of this Note designates in writing, the sum of Fifteen Million Dollars ($15,000,000) or any lesser amount that Lender shall have loaned to Borrower under Section 3 of a certain Loan Agreement dated June 8, 2007, between Borrower and Lender (“Loan Agreement”), together with interest (computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed) on the unpaid balance at an annual rate equal to the LIBOR Index Rate plus 2% (200 basis points) until maturity and after maturity at an annual rate equal to the LIBOR Index Rate plus 4% (400 basis points). Any change in the interest rate on this Note that is occasioned by a change in the LIBOR Index Rate shall be effective on the first day of the month immediately following the month in which the change in the LIBOR Index Rate occurred.

“LIBOR Index Rate” means the fluctuating rate per annum that Lender designates from time to time as being its “one Month LIBOR Index Rate.” Borrower acknowledges that the LIBOR Index Rate is not necessarily (1) the lowest rate of interest or the only “LIBOR” denominated interest rate then available from Lender or (2) calculated in the same manner as any other “LIBOR” denominated interest rate offered by Lender. Borrower further acknowledges that the LIBOR Index Rate is not necessarily calculated in the same manner as any other “LIBOR” denominated interest rate offered by any other bank or published by any publication. Lender will inform Borrower of the current LIBOR Index Rate upon request. Borrower acknowledges that Lender may make loans based on other indexes or rates as well. Any change in the interest rate on this Note that is occasioned by a change in the LIBOR Index Rate shall be effective on the day of the change in the LIBOR Index Rate.

The interest on this Note shall be payable monthly beginning September 1, 2008, and continuing on the first day of each succeeding month until the principal is paid in full. The principal of this Note shall be payable as provided in Section 3 of the Loan Agreement.

Borrower authorizes Lender to debit deposit account No. 71654210, which Borrower maintains with Lender, for interest payments that are due to Lender under this Note. If Borrower does not make a payment of interest within ten days after it is due, then Borrower shall immediately pay to Lender a late charge in an amount equal to the greater of Fifty Dollars ($50) or five percent (5%) of the amount of the late payment. This is in addition to Lender’s other rights and remedies for default in payment of interest when due.

This Note evidences Borrower’s indebtedness to Lender by reason of loans made and to be made from time to time under Section 3 of the Loan Agreement (“Loans”). Lender’s records shall be prima facie evidence of all loans and prepayments and of the indebtedness outstanding under this Note at any time. The holder of this Note shall have all of the rights and powers set forth in the Loan Agreement as though they were fully set forth in this Note.

Reference is made to the Loan Agreement for a statement of the conditions under which the principal of this Note and accrued interest may become immediately due and payable without demand.

In this Note, “maturity” means the time when the entire remaining unpaid principal balance of this Note is or becomes immediately due and payable.

Except as otherwise provided in the Loan Agreement, the undersigned waives protest, presentment, demand and notice of nonpayment.

ATTEST:
EMERGENT BIODEFENSE OPERATIONS

LANSING INC.

/s/Leo Tierney	By: /s/R. Don Elsey

Its Vice President	Its Treasurer

5